Exhibit 10.25
QCR HOLDINGS, INC.
EXECUTIVE DEFERRED COMPENSATION PLAN
(Effective October 23, 2008)
PARTICIPATION AGREEMENT
THIS PARTICIPATION AGREEMENT (the “Participation Agreement”) is entered into as of this 24th day of October, 2008 by and between QCR Holdings, Inc. (the “Employer”) and Todd A. Gipple, an executive of the Employer (the “Participant”).
RECITALS:
WHEREAS, QCR Holdings, Inc. (“QCR”) has adopted the QCR Holdings Executive Deferred Compensation Plan (Effective October 23, 2008) (the “Plan”), the Employer provides for participation in such Plan and the Administrator has determined that the Participant is eligible to participate in the Plan on the terms and conditions set forth in this Participation Agreement and the Plan.
NOW, THEREFORE, in consideration of the foregoing and the agreements and covenants set forth herein, the parties agree as follows:
1. Definitions. Except as otherwise specifically provided herein, or unless the context otherwise requires, the terms used in this Participation Agreement shall have the same meanings as set forth in the Plan.
2. Incorporation of Plan. The Plan, a copy of which is attached hereto as Exhibit A, is hereby incorporated into this Participation Agreement as if fully set forth herein, and the parties hereby agree to be bound by all of the terms and provisions contained in the Plan. The Participant hereby acknowledges receipt of a copy of the Plan and, subject to the foregoing, confirms the Participant’s understanding and acceptance of all of the terms and conditions contained therein. The Plan and this Participation Agreement supersede and replace in their entirety any prior agreements relating to such benefits.
3. Effective Date of Participation. The effective date of the Participant’s participation in the Plan shall be January 1, 2002 (the “Participation Date”), which includes any period Participant participated under an individual deferred compensation agreement between the Participant and the Employer which was amended and restated as the Plan.
4. Maximum Deferral Percentage. For purposes of Section 3.1.2 of the Plan, the Participant is permitted to elect to defer up to one hundred percent (100%) of the Participant’s Compensation on an annual basis to the Participant’s Deferral Account.
5. Matching Contribution. For purposes of Section 4.1.2 of the Plan, the Employer will credit the Participant’s Deferral Account with a Matching Contribution equal to one hundred percent (100%) of the Participant’s Deferrals, but not to exceed $15,000 (fifteen thousand dollars).

6. Interest. For purposes of Section 4.1.4 of the Plan, interest is to be accrued on the account balances and compounded at an annual rate equal to the Prime Rate as established on the first business day of the Plan Year. This interest rate shall have a minimum or floor of six percent (6%) and shall not exceed twelve percent (12%).
7. Change of Control Benefit — Amount of Benefit. For purpose of Section 5.3.1 of the Plan, the Participant’s benefit due to a Change of Control shall be greater of (a) the Participant’s Deferral Account balance at the time of the Separation from Service related to the Change of Control, or (b) $1,288,000 (one million two hundred and eighty-eight thousand dollars).
8. Change of Control Benefit — Form of Payment and Payment Date. For purposes of Section 5.3.2 of the Plan, the Participant’s benefit due to a Change of Control shall be paid in a single lump sum within 60 days following the separation from service on or after a Change of Control, subject to Section 5.6 of the Plan.
9. Death Benefits. For purposes of Section 6.1.1 of the Plan, the benefit due to the death of the Participant shall be the greater of (a) the Participant’s Deferred Account balance at the time of death, or (b) $1,288,000 (one million two hundred and eighty-eight thousand dollars).
10. Successors. This Participation Agreement shall be binding upon each of the parties and shall also be binding upon their respective successors and the Employer’s assigns.
11. Amendments. This Participant Agreement may not be modified or amended except by a duly executed instrument in writing signed by the Employer and the Participant consistent with the provisions of Code Section 409A.
[signature page follows]

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IN WITNESS WHEREOF, each of the parties has caused this Participation Agreement to be executed as of the day first above written.

PARTICIPANT:	QCR HOLDINGS, INC.

/s/ Todd A. Gipple Todd A. Gipple	By:	/s/ James J. Brownson James J. Brownson
Chairman, QCR Holdings, Inc.

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